Exhibit 3.1

AMENDED AND RESTATED

BY-LAWS

OF

DUKE ENERGY CORPORATION

A Delaware corporation

Effective as of ~~December 14, 2023~~
May 9, 2024

TABLE OF CONTENTS

ARTICLE I	Offices	1
Section 1.01	Principal Office	1
Section 1.02	Registered Office and Agent	1
Section 1.03	Other Offices	1

ARTICLE II	Stockholders	1
Section 2.01	Place of Stockholders’ Meetings	1
Section 2.02	Day and Time of Annual Meetings of Stockholders	1
Section 2.03	Purposes of Annual Meetings	1
Section 2.04	Special Meetings of Stockholders	2
Section 2.05	Notice of Meetings of Stockholders	~~5~~5
Section 2.06	Quorum of Stockholders	6
Section 2.07	Presiding Official and Secretary of Meeting; Conduct of Meetings	~~7~~6
Section 2.08	Voting by Stockholders	7
Section 2.09	Proxies	8
Section 2.10	Inspector	~~9~~9
Section 2.11	List of Stockholders	9
Section 2.12	Fixing of Record Date for Determination of Stockholders of Record	~~10~~9
Section 2.13	Order of Business at Meetings of Stockholders	10
Section 2.14	Advance Notice of Stockholder Business and Nominations	~~12~~12
Section 2.15	Submission of Questionnaire, Representation and Agreement	~~18~~17

ARTICLE III	Directors	~~19~~17
Section 3.01	Number and Qualifications	~~19~~17
Section 3.02	Chair of the Board	~~19~~18
Section 3.03	Election and Term of Directors	~~19~~18
Section 3.04	Proxy Access for Director Nominations	18
Section 3.05	Newly Created Directorships; Vacancies	26
Section 3.06	Resignation	~~28~~26
Section 3.07	Meetings of the Board	~~28~~26
Section 3.08	Quorum and Action	~~29~~28
Section 3.09	Presiding Director and Secretary of Meeting	~~29~~28
Section 3.10	Action by Consent without Meeting	~~29~~28
Section 3.11	Compensation of Directors	28
Section 3.12	Committees and Powers	28
Section 3.13	Meetings of Committees	~~30~~28
Section 3.14	Quorum of Committee; Manner of Action	~~30~~29

ARTICLE IV	Officers	~~30~~29
Section 4.01	Elected Officers	~~30~~29
Section 4.02	Election and Term of Office	~~30~~29
Section 4.03	(Intentionally omitted.)	~~31~~29
Section 4.04	Chief Executive Officer	~~31~~30
Section 4.05	President	~~31~~30
Section 4.06	Vice Presidents	~~31~~30

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Section 4.07	Secretary	30
Section 4.08	Treasurer	~~32~~30
Section 4.09	Controller	~~32~~31
Section 4.10	Assistant Secretaries, Assistant Treasurers and Assistant Controllers	~~32~~31
Section 4.11	Removal	31
Section 4.12	Vacancies	~~33~~31

ARTICLE V	Indemnification	~~33~~32
Section 5.01	Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation	~~33~~32
Section 5.02	Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation	32
Section 5.03	Authorization of Indemnification	~~34~~33
Section 5.04	Good Faith Defined	~~34~~33
Section 5.05	Indemnification by a Court	33
Section 5.06	Expenses Payable in Advance	~~35~~34
Section 5.07	Nonexclusivity of Indemnification and Advancement of Expenses	~~35~~34
Section 5.08	Insurance	34
Section 5.09	Certain Definitions	34
Section 5.10	Survival of Indemnification and Advancement of Expenses	~~36~~35
Section 5.11	Limitation on Indemnification	~~36~~35
Section 5.12	Indemnification of Employees and Agents	35

ARTICLE VI	Capital Stock	~~37~~35
Section 6.01	Stock Certificates	~~37~~35
Section 6.02	Record Ownership	~~37~~36
Section 6.03	Transfer of Record Ownership	~~37~~36
Section 6.04	Transfer Agent; Registrar; Rules Respecting Certificates	36
Section 6.05	Lost, Stolen or Destroyed Certificates	~~38~~36

ARTICLE VII	Contracts, Checks and Drafts, Deposits and Proxies	~~38~~36
Section 7.01	Contracts	~~38~~36
Section 7.02	Checks and Drafts	~~38~~37
Section 7.03	Deposits	~~38~~37
Section 7.04	Proxies	~~38~~37

ARTICLE VIII	General Provisions	37
Section 8.01	Dividends	37
Section 8.02	Fiscal Year	~~39~~37
Section 8.03	Seal	~~39~~38
Section 8.04	Waivers of Notice	~~39~~38
Section 8.05	Exclusive Forum for Adjudication of Disputes	38

ARTICLE IX	Amendment of By-Laws	39
Section 9.01	Amendment	39
Section 9.02	Entire Board of Directors	39

ii

ARTICLE X	Emergency Provisions	39

iii

AMENDED AND RESTATED BY-LAWS

OF

DUKE ENERGY CORPORATION

(A CORPORATION ORGANIZED UNDER THE LAWS OF THE
STATE OF DELAWARE, THE
“CORPORATION”) (EFFECTIVE AS OF ~~DECEMBER 14, 2023~~MAY 9, 2024)

ARTICLE I
Offices

Section 1.01       Principal Office. The principal office of the Corporation shall be located in Charlotte, North Carolina.

Section 1.02       Registered Office and Agent. The address of the registered office of the Corporation in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent is The Corporation Trust Company. Such registered agent has a business office identical with such registered office.

Section 1.03       Other Offices. The Corporation may have such other offices either within or without the State of Delaware as the Board of Directors (the “Board” and each member thereof, a “Director”) may designate or as the business of the Corporation may from time to time require.

ARTICLE II
Stockholders

Section 2.01       Place of Stockholders’ Meetings. All meetings of the stockholders of the Corporation shall be held at such place or places, within or outside the State of Delaware, as may be fixed by the Board from time to time or as shall be in the respective notices thereof. The Board may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2.02       Day and Time of Annual Meetings of Stockholders. An annual meeting of stockholders shall be held at such date and hour as shall be determined by the Board and designated in the notice thereof. Any previously scheduled annual meeting of stockholders may be postponed by action of the Board taken prior to the time previously scheduled for such annual meeting of stockholders.

Section 2.03       Purposes of Annual Meetings. At any annual meeting of the stockholders, only such nominations of persons for election to the Board shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting in accordance with Section 2.13 of these By- Laws.

Section 2.04       Special Meetings of Stockholders.

(a)      Except as otherwise expressly required by the Restated Certificate of Incorporation of the Corporation (as it may be amended from time to time, the “Certificate”) or applicable law and subject to the rights of the holders of any series of Preferred Stock of the Corporation (“Preferred Stock”), special meetings of the stockholders or of any class or series entitled to vote may be called for any purpose or purposes by the Chair of the Board or by the Board pursuant to a resolution stating the purpose or purposes thereof, to be held at such place (within or without the State of Delaware), date and hour as shall be determined by the Chair of the Board or by the Board, as applicable, and designated in the notice thereof. At any such special meeting any business properly brought before the meeting may be transacted.

(b)      Special meetings of the stockholders or of any class or series entitled to vote may also be called by the Secretary of the Corporation (the “Secretary”) upon the written request to the Secretary and delivered by certified mail to the Corporation’s principal executive offices signed by the holders of record (including a written request made by a record holder on behalf of any beneficial owner(s)) at the time such request is delivered representing at least fifteen percent (15%) of the outstanding shares of common stock of the Corporation (the “Requisite Percentage”).

(i)       Request Requirements. Any request or requests for a special meeting (a “Stockholder Requested Special Meeting”) pursuant to paragraph (b) of this Section 2.04 (each, a “Special Meeting Request” and, collectively, the “Special Meeting Requests”), in the form required by this Section 2.04(b)(i), (1) must be delivered by the holders of record of at least 15% of the outstanding shares of common stock of the Corporation who have each held such shares continuously for at least one year prior to the delivery of the Special Meeting Request, who shall not revoke such request and who shall continue to own not less than 15% of the outstanding shares of common stock of the Corporation through the date of the Stockholder Requested Special Meeting; (2) must provide the specific purpose or purposes of the Stockholder Requested Special Meeting, the matter(s) proposed to be acted on at the Stockholder Requested Special Meeting and the reasons for conducting such business at the Stockholder Requested Special Meeting; (3) must contain such information and representations, to the extent applicable, required by Section 2.14(c) of these By- Laws as though such stockholder was intending to make a nomination or propose other business to be brought before an annual meeting of stockholders; (4) must contain an agreement by the requesting stockholders to notify the Corporation promptly in the event of any disposition following the date of the Special Meeting Request of shares of the Corporation owned by the requesting stockholders and an acknowledgement that any such disposition prior to the date of the Stockholder Requested Special Meeting shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares and that such shares will no longer be included in determining whether the Requisite Percentage has been satisfied; and (5) must provide documentary evidence that the requesting stockholders own in the aggregate not less than the Requisite Percentage as of the date of the Special Meeting Request to the Secretary, and have held such shares continuously for one year prior to the date of the Special Meeting Request; provided, however, that if the stockholders making the Special Meeting Request are not the beneficial owners of the shares representing at least the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the request, such documentary evidence must be delivered to the Secretary by certified mail within 10 business days after the date of the Special Meeting Request) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own at least the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary and have beneficially held such shares continuously for one year prior to the Special Meeting Request. If the purpose of the Stockholder Requested Special Meeting is to elect Directors, the Special Meeting Request must also contain the information and representations required by Section 2.14(c)(i)(C)-(D) of these By-Laws. The Corporation may require the stockholders submitting the Special Meeting Request to furnish such other information as may be reasonably requested by the Corporation. Any requesting stockholder may revoke his, her or its Special Meeting Request at any time prior to the date of the Stockholder Requested Special Meeting by written revocation delivered to the Secretary at the Corporation’s principal executive offices. If, following such revocation (or deemed revocation pursuant to clause (4) of this Section 2.04(b)(i)), there are unrevoked requests from requesting stockholders holding in the aggregate less than the Requisite Percentage, the Board, in its discretion, may cancel the Stockholder Requested Special Meeting. If none of the stockholders who submitted a Stockholder Special Meeting Request for a Stockholder Requested Special Meeting appears or sends a qualified representative to present the business proposed to be conducted at the Stockholder Requested Special Meeting, the Corporation need not present such business for a vote at such Stockholder Requested Special Meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(ii)      Calling of a Stockholder Requested Special Meeting. The Secretary shall not be required to call a Stockholder Requested Special Meeting pursuant to this Section 2.04(b) if (1) the Special Meeting Request does not comply with this Section 2.04(b); (2) the action relates to an item of business that is not a proper subject for stockholder action under applicable law; (3) the Special Meeting Request is received by the Secretary during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; (4) an identical or substantially similar item of business, as determined by the Board in its reasonable determination~~, which determination shall be conclusive and binding on the Corporation and its stockholders~~ (a “Similar Item”), was presented at a meeting of stockholders held not more than 12 months before the Special Meeting Request is received by the Secretary; (5) a Similar Item consisting of the election or removal of Directors was presented at a meeting of stockholders held not more than 90 days before the Special Meeting Request is received by the Secretary; (6) a Similar Item is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special stockholders meeting that has been called but not yet held or that is called to be held within 90 days after the Special Meeting Request is received by the Secretary; or (7) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable law. For purposes of this paragraph (b)(ii), the nomination, election or removal of Directors shall be deemed to be a Similar Item with respect to all actions involving the nomination, election or removal of Directors, changing the size of the Board and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of Directors.

(c)      Except as provided in the next sentence, any special meeting shall be held at such date, time and place, within or without the State of Delaware, as may be fixed by the Board in accordance with Section 2.12 of these By- Laws and the DGCL. In the case of a Stockholder Requested Special Meeting, following delivery of a Special Meeting Request, the Board shall, by the later of (x) 20 days after delivery of a valid Special Meeting Request and (y) five days after delivery of any additional information requested by the Corporation pursuant to Section 2.04(b) of these By-Laws to determine the validity of the Special Meeting Request or the purpose to which the Special Meeting Request relates, determine the validity of the Special Meeting Request, and, if appropriate, adopt a resolution fixing the record date for such Stockholder Requested Special Meeting. Stockholder Requested Special Meetings shall be held at such place, on such date, and at such time as the Board shall fix; provided, however, that the Stockholder Requested Special Meeting shall not be held more than 90 days after receipt by the Corporation of a valid Special Meeting Request. In fixing a date and time for any Stockholder Requested Special Meeting, the Board may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board to call an annual meeting or a special meeting.

(d)      Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose(s) stated in the Special Meeting Request(s); provided, however, that nothing herein shall prohibit the Board from submitting matters to the stockholders at any Stockholder Requested Special Meeting. No business shall be conducted at a special meeting of stockholders except in accordance with this Section 2.04(d) or as required by applicable law.

Section 2.05       Notice of Meetings of Stockholders. Whenever stockholders are required or permitted to take any action at a meeting, unless notice is waived in writing by all stockholders entitled to vote at the meeting, a written notice of the meeting shall be given not less than 10 days nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, which notice shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called.

Unless otherwise provided by law, and except as to any stockholder duly waiving notice, the written notice of any meeting shall be given personally, by mail, by electronic transmission directed to the stockholder’s electronic mail address, by any other form of electronic transmission consented to by the stockholder to whom notice is given, or by any other method permitted by the DGCL. If delivered by courier service, notice shall be deemed given the earlier of when the notice is received or left at such stockholder’s address as it appears on the records of the Corporation. If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the records of the Corporation. If given by electronic mail, notice shall be deemed given when such notice (i) includes a prominent legend that the communication is an important notice regarding the Corporation and (ii) is directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. If by a form of electronic transmission, notice shall be deemed given when transmitted to the stockholder in accordance with the provisions set forth herein; provided, however, that if the electronic transmission notice is posted on an electronic network (e.g., a website or chatroom), notice shall be deemed given upon the later of (A) such posting and (B) the giving of separate notice of the posting to the stockholder.

In lieu of and/or in addition to the foregoing, notice of any meeting of the stockholders of the Corporation may be given via electronic transmission, to the fullest extent permitted by Section 232 of the DGCL. To be valid, such electronic transmission notice (other than electronic transmissions directed to the stockholder’s electronic mail address) must be in a form of electronic transmission to which the stockholder has consented. Any stockholder can revoke consent to receive notice by a form of electronic transmission by written notice to the Corporation. Such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action. “Electronic transmission” shall mean any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. “Electronic mail” shall mean an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files and information).

Except as otherwise expressly required by applicable law, notice of any adjourned meeting of stockholders need not be given if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, if any, or (iii) set forth in the notice of meeting.

Section 2.06       Quorum of Stockholders.

(a)      Unless otherwise expressly required by the Certificate or applicable law, at any meeting of the stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast thereat shall constitute a quorum for the entire meeting, notwithstanding the withdrawal of stockholders entitled to cast a sufficient number of votes in person or by proxy to reduce the number of votes represented at the meeting below a quorum. Shares of the Corporation’s stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in an election of the Directors of such other corporation is held by the Corporation, shall neither be counted for the purpose of determining the presence of a quorum nor be entitled to vote at any meeting of the stockholders; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including its own stock, held by it in a fiduciary capacity.

(b)      At any meeting of the stockholders at which a quorum shall be present, a majority of those present in person or by proxy may adjourn the meeting from time to time. Whether or not a quorum is present, the officer presiding thereat shall have power to adjourn the meeting from time to time. Except as otherwise expressly required by applicable law, notice of any adjourned meeting other than announcement at the meeting at which an adjournment is taken shall not be required to be given.

(c)      At any adjourned meeting, any business may be transacted that might have been transacted at the meeting originally called, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof unless a new record date is fixed by the Board.

Section 2.07       Presiding Official and Secretary of Meeting; Conduct of Meetings.

(a)       The Chair of the Board ~~or, in his or her absence~~, the Chief Executive Officer ~~or, in the absence of the Chair of the Board and the Chief Executive Officer, an~~, or other officer ~~of the Corporation~~ designated by the ~~Chair of the Board or, in the absence of a designation by the Chair of the Board, a person designated by the Board,~~ Board shall preside as the “presiding officer” at meetings of the stockholders. The Secretary or an Assistant Secretary of the Corporation shall act as secretary of the meeting, or if neither is present, then the presiding officer may appoint a person to act as secretary of the meeting.

(b)      The Board may to the extent not prohibited by law adopt such rules, regulations and procedures for the conduct of the meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, the presiding officer of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures, to adjourn or recess the meeting and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding officer of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding officer of the meeting shall determine, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof and (v) limitations on the time allotted to questions or comments by participants. Unless, and to the extent, determined by the Board or the presiding officer of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.08       Voting by Stockholders.

(a)      Except as otherwise expressly required by the Certificate or applicable law, at every meeting of the stockholders each stockholder of record shall be entitled to the number of votes specified in the Certificate (or, with respect to any class or series of Preferred Stock, in the applicable certificate of designations providing for the creation of such class or series), in person or by proxy, for each share of stock standing in such stockholder’s name on the books of the Corporation on the date fixed pursuant to the provisions of Section 2.12 of these By-Laws as the record date for the determination of the stockholders who shall be entitled to receive notice of and to vote at such meeting.

(b)      When a quorum is present at any meeting of the stockholders, all questions shall be decided by the vote of a majority of the total number of votes of the Corporation’s capital stock represented and entitled to vote at such meeting, unless the question is one upon which by express provision of law, the rules or regulations of any stock exchange or governmental or regulatory body applicable to the Corporation, the Certificate or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Such votes may be cast in person or by proxy as provided in Section 2.09 of these By-Laws.

(c)     Except as otherwise expressly required by applicable law, the vote at any meeting of stockholders on any question need not be by ballot, unless so directed by the presiding officer of the meeting.

Section 2.09        Proxies. Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(i)       A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii)      A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission; provided, that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 2.10       Inspector. In advance of any meeting of the stockholders, the Board or the Chair of the Board shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the presiding officer of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

Section 2.11       List of Stockholders.

(a)      No later than the 10th day before each meeting of stockholders, the officer who has charge of the stock ledger of the Corporation shall cause to be prepared and made a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

(b)      For such 10-day period ending on the day before the meeting date, such list shall be open to examination by any stockholder for any purpose germane to the meeting as required by applicable law (i) on a reasonably accessible electronic network, provided, that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

(c)      The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section 2.11 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.12       Fixing of Record Date for Determination of Stockholders of Record.

(a)      In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting.

If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b)      The record date for determining stockholders entitled to action by written consent shall be determined as set forth in the Certificate.

(c)      In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 2.13       Order of Business at Meetings of Stockholders.

(a)      Annual Meetings of Stockholders. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly made at the annual meeting, by or at the direction of the Board, or (iii) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation in accordance with Section 2.14 or Section 3.04 of these By-Laws. For nominations of persons for election to the Board or proposals of other business to be properly requested by a stockholder to be made at an annual meeting, a stockholder must (x) be a stockholder of record at the time of giving of notice to the Corporation pursuant to Section 2.14(a) of these By-Laws, at the time of giving notice of such annual meeting by or at the direction of the Board and at the time of the annual meeting, (y) be entitled to vote at such annual meeting and
(z) comply with the procedures set forth in these By-Laws as to such business or nomination. The first sentence of this paragraph (a) shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual meeting of stockholders. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of Directors to be elected at such annual meeting.

(b)      Special Meetings of Stockholders. At any special meeting of the stockholders, only such business shall be conducted or considered, as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting. To be properly brought before a special meeting, proposals of business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board or (ii) otherwise properly brought before the special meeting, by or at the direction of the Board, by the Chair pursuant to Section 2.04(a) of these By-Laws or by stockholders pursuant to Section 2.04(b) of these By-Laws.

Nominations of persons for election to the Board may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (A) by or at the direction of the Board or (B) provided that the Board has determined that Directors shall be elected at such meeting or stockholders have properly called a Stockholder Requested Special Meeting to elect Directors at such meeting pursuant to Section 2.04(b) of these By-Laws, by any stockholder of the Corporation who (x) is a stockholder of record at the time of giving of notice to the Corporation pursuant to Section 2.14(b) of these By-Laws, at the time of giving of notice of such special meeting and at the time of the special meeting, (y) is entitled to vote at the meeting, and (z) complies with the procedures set forth in these By-Laws as to such nomination. The immediately preceding sentences shall be the exclusive means for a stockholder to make nominations or other business proposals before a special meeting of stockholders (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting). For the avoidance of doubt, the procedures set forth in Section 2.04(b) of these By-Laws are the exclusive means by which a stockholder that requests a Stockholder Requested Special Meeting can make nominations or proposals of business at such Stockholder Requested Special Meeting.

(c)      General. Except as otherwise provided by law, the Certificate or these By-Laws, the presiding officer of a meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these By- Laws and, if any proposed nomination or other business is not in compliance with these By-Laws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded. If the stockholder or its qualified representative fails to appear at the meeting, the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation. Any nomination or proposal of business by a stockholder must be a valid matter for stockholder action under applicable law and the Certificate.

Section 2.14       Advance Notice of Stockholder Business and Nominations.

(a)      Annual Meeting of Stockholders. Without qualification or limitation, subject to Section 2.14(c)(v) of these By-Laws, for any nominations or any proposals of other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.13(a) of these By-Laws, the stockholder must have given timely notice thereof in proper form (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by Section 2.15 of these By-Laws) and timely updates and supplements thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above. In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the annual meeting and as of the date that is 10 business days prior to the annual meeting and any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the annual meeting in the case of the update and supplement required to be made as of the record date, and not later than eight business days prior to the date for the annual meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the annual meeting or any adjournment or postponement thereof. If a stockholder has given timely notice as required herein to make a nomination or bring a proposal of other business before any such annual meeting and intends to authorize a qualified representative to act for such stockholder as a proxy to present the nomination or proposal at such annual meeting, the stockholder shall give notice of such authorization in writing to the Secretary not less than three business days before the date of the annual meeting, including the name and contact information for such person.

(b)      Special Meetings of Stockholders. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board, any stockholder may nominate a person or persons (as the case may be) for election to such position(s) to be elected as specified in the Corporation’s notice calling the special meeting, provided that the stockholder gives timely notice thereof in proper form (including the completed and signed questionnaire, representation and agreement required by Section 2.15 of these By-Laws) and timely updates and supplements thereof in writing to the Secretary. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above. In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the special meeting and as of the date that is 10 business days prior to the special meeting and any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the special meeting in the case of the update and supplement required to be made as of the record date, and not later than eight business days prior to the date for the special meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the special meeting or any adjournment or postponement thereof. If a stockholder has given timely notice as required herein to make a nomination before any such special meeting and intends to authorize a qualified representative to act for such stockholder as a proxy to present the nomination at such special meeting, the stockholder shall give notice of such authorization in writing to the Secretary not less than three business days before the date of the special meeting, including the name and contact information for such person.

(c)      Other Provisions.

(i)       To be in proper form, a stockholder’s notice (whether given pursuant to Section 2.14(a), Section 2.14(b) or Section 2.04(b)(i) of these By-Laws) to the Secretary must include the following, as applicable:

(A)       as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, a stockholder’s notice must set forth: (i) the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates ~~or others acting in concert therewith~~, (ii) (A) the class or series and number of shares of the Corporation and any other securities of the Corporation or its subsidiaries which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner, if any, and their respective affiliates or associates ~~or others acting in concert therewith~~, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates ~~or others acting in concert therewith~~, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates ~~or others acting in concert therewith~~, (C) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement or understanding pursuant to which such stockholder, beneficial owner, if any, or affiliates or associates ~~or others acting in concert therewith~~ has a right to vote any class or series of shares of the Corporation, (D) any agreement, arrangement, understanding, or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder, beneficial owner, if any, or affiliates or associates ~~or others acting in concert therewith~~ with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of shares of the Corporation (any of the foregoing, “Short Interests”), (E) any rights to dividends or other distributions on any shares of the Corporation owned beneficially by such stockholder, beneficial owner, if any, or affiliates or associates ~~or others acting in concert therewith~~ that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, beneficial owner, if any, or affiliates or associates ~~or others acting in concert therewith~~ is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any ~~performance-related fees (other than an asset-based fee) to which such stockholder, beneficial owner, if any, or affiliates or associates or others acting in concert therewith is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, (H) any~~ significant equity interests or any Derivative Instruments or Short Interests in any ~~principal competitor~~Principal Competitor of the Corporation held by such stockholder, beneficial owner, if any, or affiliates or associates ~~or others acting in concert therewith~~, and (~~I~~H) any direct or indirect interest of such stockholder, beneficial owner, if any, or affiliates or associates ~~or others acting in concert therewith~~ in any contract with the Corporation, any affiliate of the Corporation or any ~~principal competitor~~Principal Competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (iii) any other information relating to such stockholder and beneficial owner, if any, or their affiliates and associates ~~or others acting in concert therewith~~ that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (iv) in the case of a nomination of a Director, all other information required by Rule 14a-19 under the Exchange Act, including a representation that such stockholder or beneficial owner, if any, or any of their respective affiliates, ~~associated or others acting in concert therewith~~ and associates intends to solicit proxies in support of Director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act.

(B)       if the notice relates to any business other than a nomination of a Director or Directors that the stockholder proposes to bring before the meeting, a stockholder’s notice must, in addition to the matters set forth in paragraph (A) above, also set forth: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, and their respective affiliates and associates ~~or others acting in concert therewith~~ in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (iii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder,

(C)       as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board, a stockholder’s notice must, in addition to the matters set forth in paragraph (A) above, also set forth: (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in a proxy statement and form of proxy relating to the meeting at which directors are to be elected as a nominee and to serving as a Director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, ~~or others acting in concert therewith,~~ on the one hand, and each proposed nominee, and his or her respective affiliates and associates~~, or others acting in concert therewith~~, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof ~~or person acting in concert therewith~~, were the “registrant” for purposes of such rule and the nominee were a Director or executive officer of such registrant, and

(D)      with respect to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board, a stockholder’s notice must, in addition to the matters set forth in paragraphs (A) and (C) above, also include a completed and signed questionnaire, representation and agreement required by Section 2.15 of these By-Laws.

The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent Director or that could be material to a reasonable stockholder’s understanding of the independence or other applicable legal qualifications, or lack thereof, of such nominee.

(ii)      For purposes of these By-Laws: “public announcement” shall mean disclosure in a press release reported by a national news service, including the Dow Jones News Service and the Associated Press, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder; and “qualified representative” with respect to a stockholder shall mean a duly authorized officer, manager or partner of such stockholder or a person authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of such writing) delivered to the Secretary at the principal executive offices of the Corporation which states that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(iii)     Notwithstanding the provisions of these By-Laws, a stockholder shall also comply with all applicable requirements of the Certificate and state and federal law, including the Exchange Act and the rules and regulations thereunder (including Rule 14a-19, as applicable), with respect to any nomination, proposal or other business or other matter set forth in these By-Laws. For the avoidance of doubt, the obligation of a stockholder to update and/or supplement its notice as set forth in Section 2.14 or in any other Section of these By-Laws shall not be deemed to cure any defects in a notice existing as of the time required for giving such notice, extend any applicable deadlines under any provision of these By-Laws, or enable or be deemed to permit a stockholder who has previously submitted notice hereunder, or under any other provision of the By-Laws, to amend or update a proposal or to submit any new proposal after the time required for giving notice, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders. Except as otherwise provided by applicable law, the ~~presiding officer~~Boa~~r~~d or a committee of ~~a meeting of stockholders~~the Board shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was properly made in accordance with these By- Laws and if any proposed nomination or business is not in compliance, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(iv)     In addition to the other requirements set forth in these By-Laws, a stockholder who has delivered a notice of nomination pursuant to this Section 2.14, whether in connection with an annual meeting or special meeting at which Directors are to be elected, and has represented that it intend to solicit proxies pursuant to Rule 14a-19 under the Exchange Act shall, not later than eight business days prior to date of the applicable meeting of stockholders, deliver to the Corporation reasonable evidence of compliance with Rule 14a-19. Unless otherwise required by law, if any stockholder fails to comply with any applicable requirements of Rule 14a-19 promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such nominees.

(v)      Nothing in these By-Laws shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (B) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate or these By-Laws. Subject to Rule 14a-8 and Rule 14a-19 under the Exchange Act and Section 3.04 of these By-Laws, nothing in these By-Laws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of Director or Directors or any other business proposal.

(vi)    Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

(vii)    For purposes of these By-Laws:

(A)     The term “affiliate” shall have the meaning given to such term in Rule 12b-2 under the Exchange Act;

(B)      The term “associate” shall have the meaning given to such term in Rule 12b-2 under the Exchange Act; and

(C)     The term “Principal Competitor” shall mean any entity that develops or provides products or services that compete with or are alternatives to the principal products developed or produced or services provided by the Corporation or its affiliates.

Section 2.15       Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a Director submitted by a stockholder, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.14 of these By-Laws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director, and will comply with all applicable corporate governance, conflict of interest, resignation, confidentiality and publicly disclosed stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time.

ARTICLE III
Directors

Section 3.01       Number and Qualifications. Except as otherwise provided in the Certificate, the number of Directors constituting the Board shall be not less than nine nor more than 18, as may be fixed from time to time by the Board in accordance with Section 3.07 of these By-Laws. A Director must be a stockholder of the Corporation or become a stockholder of the Corporation within a reasonable time after election to the Board.

Section 3.02       Chair of the Board. The Chair of the Board shall be chosen from among the Directors. The Chair of the Board shall perform all duties incidental to such person’s position which may be required by law and all such other duties as are properly required of the Chair of the Board by the Board. The Chair of the Board shall preside at all meetings of stockholders and of the Board and shall make reports to the Board and the stockholders, and shall see that all orders and resolutions of the Board and of any committee of the Board (“Committees”) are carried into effect. The Chair of the Board shall have such other duties and Elected Officers (as defined below) reporting directly to him or her as set forth in a resolution of the Board.

Section 3.03       Election and Term of Directors. At each meeting of the stockholders for the election of Directors at which a quorum is present, each Director shall be elected by the affirmative vote of the majority of the votes cast with respect to the Director; provided, that if the number of nominees, whether nominated by the Board or stockholders, exceeds the number of Board seats open for election (a “Contested Election”), the persons receiving the greatest number of votes, up to the number of Board seats open for election, shall be the Directors.Nominations by stockholders must (a) have been made in compliance with Sections 2.13, 2.14 and 3.04, as applicable, and (b) have not been withdrawn (such that the number of nominees no longer exceeds the number of Directors to be elected) on or prior to the tenth calendar day preceding the date the Corporation first gives notice of such meeting to the stockholders, as required by Section 2.05. Each Director so elected shall hold office until the next annual meeting of stockholders and until such Director’s successor is duly elected and qualified or until such Director’s earlier death, resignation or removal. For purposes of this Section 3.03, a majority of the votes cast means that the number of shares voted “for” the election of a Director must exceed the number of shares voted “against” the election of that Director.

Section 3.04       Proxy Access for Director Nominations.

(a)      Subject to the terms and conditions of these By-Laws, the Corporation shall include in its proxy statement and on its form of proxy for an annual meeting of stockholders the name of, and shall include in its proxy statement the Required Information (as defined below) relating to, any nominee for election to the Board delivered pursuant to this Section 3.04 (a “Stockholder Nominee”) who satisfies the eligibility requirements in this Section 3.04, and who is identified in a timely and proper notice that both complies with this Section 3.04 (the “Stockholder Notice”) and is given by a stockholder on behalf of one or more stockholders or on behalf of any affiliate, or associate of, ~~or any other party acting in concert with or on behalf of~~ one or more stockholders nominating a Stockholder Nominee or beneficial owners on whose behalf such stockholder(s) is acting (an “Associated Person”), but in no case more than 20 stockholders or beneficial owners, that:

 (i)      expressly elect at the time of the delivery of the Stockholder Notice to have such Stockholder Nominee included in the Corporation’s proxy materials,

(ii)      as of the date of the Stockholder Notice, own and continuously have owned during the three prior years at least three percent (3%) of the outstanding shares of common stock of the Corporation entitled to vote in the election of Directors (the “Required Shares”), and

(iii)     satisfy the additional requirements in these By-Laws (an “Eligible Stockholder”).

(b)      For purposes of qualifying as an Eligible Stockholder and satisfying the ownership requirements under Section 3.04(a):

(i)       the outstanding shares of common stock of the Corporation owned by one or more stockholders and beneficial owners that each stockholder and/or beneficial owner has owned continuously for at least three years as of the date of the Stockholder Notice may be aggregated; provided, that the number of stockholders and Associated Persons whose ownership of shares is aggregated for such purpose shall not exceed 20 and that any and all requirements and obligations for an Eligible Stockholder set forth in this Section 3.04 are satisfied by and as to each such stockholder and Associated Persons (except as noted with respect to aggregation or as otherwise provided in this Section 3.04), and

(ii)      a group of funds that are (1) under common management and investment control, (2) under common management and funded primarily by the same employer, or (3) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (a “Qualifying Fund”) shall be treated as one stockholder; provided, that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 3.04.

(c)      For purposes of this Section 3.04:

(i)       (i) A stockholder or beneficial owner shall be deemed to own only those outstanding shares of common stock of the Corporation as to which such person possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided, that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such person or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (B) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of Common Stock, in any such case which instrument or agreement has, or is intended to have the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliate.

(ii)      A stockholder or beneficial owner shall own shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person.

(iii)      A stockholder or beneficial owner’s ownership of shares shall be deemed to continue during any period in which the person has loaned such shares, provided, that the person has the power to recall such loaned shares on five business days’ notice and has recalled such loaned shares as of the date of the Stockholder Notice and through the date of the annual meeting.

Whether outstanding shares of the Corporation are owned for these purposes shall be determined by the Board.

(d)      No stockholder or beneficial owner, alone or together with any Associated Person, may be a member of more than one group constituting an Eligible Stockholder under this Section 3.04.

(e)      For purposes of this Section 3.04, the “Required Information” that the Corporation will include in its proxy statement is:

(i)       the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder, and

(ii)      if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder, not to exceed 500 words, in support of each Stockholder Nominee, which must be provided at the same time as the Stockholder Notice for inclusion in the Corporation’s proxy statement for the annual meeting (the “Statement”).

Notwithstanding anything to the contrary contained in this Section 3.04, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that the Corporation, in good faith, believes (i) would violate any applicable law, rule, regulation or listing standard, or (ii) is not true and correct in all material respects or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. Nothing in this Section 3.04 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

(f)       The Stockholder Notice shall set forth all information required under Section 3.03 above, and in addition shall include:

(i)       the written consent of each Stockholder Nominee to being named in proxy materials for the annual meeting as a nominee and to serving as a Director if elected,

(ii)      a copy of the Schedule 14N that has been or concurrently is filed with the Securities and Exchange Commission (the “SEC”) under Exchange Act Rule 14a-18,

(iii)     the written agreement of the Eligible Stockholder (in the case of a group, each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the Corporation, setting forth the following additional agreements, representations, and warranties:

(A)     certifying to the number of shares of common stock of the Corporation it owns and has owned (as defined in Section 3.04(c) of these By-Laws) continuously for at least three years as of the date of the Stockholder Notice and agreeing to continue to own such shares through the annual meeting, which statement shall also be included in the Schedule 14N filed by the Eligible Stockholder with the SEC,

(B)     the Eligible Stockholder’s agreement to provide written statements from the record holder and intermediaries as required under Section 3.04(h) verifying the Eligible Stockholder’s continuous ownership of the Required Shares through and as of the business day immediately preceding the date of the annual meeting, and

(C)     the Eligible Stockholder’s representation and warranty that the Eligible Stockholder (including each member of any group of stockholders and/or Associated Persons that together is an Eligible Stockholder) (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have any such intent, (2) has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 3.04, (3) has not engaged and will not engage in, and has not been and will not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a Director at the annual meeting other than its Stockholder Nominee or a nominee of the Board, and (4) will not distribute any form of proxy for the annual meeting other than the form distributed by the Corporation, and

(iv)     the Eligible Stockholder’s agreement to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (2) indemnify and hold harmless the Corporation and each of its Directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its Directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 3.04, (3) comply with all other laws, rules, regulations and listing standards applicable to any solicitation in connection with the annual meeting, (4) file all materials described in Section 3.04(h)(iii) with the SEC, regardless of whether any such filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for such materials under Exchange Act Regulation 14A, and (5) provide to the Corporation prior to the annual meeting such additional information as necessary or reasonably requested by the Corporation, and in the case of a nomination by a group of stockholders or beneficial owners that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination.

(g)      To be timely under this Section 3.04, the Stockholder Notice must be received by the Secretary at the principal executive offices of the Corporation not later than the 120th day nor earlier than the 150th day prior to the first anniversary of the date the definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that in the event the date of the annual meeting is more than 30 days before or after such anniversary date, or if no annual meeting was held in the preceding year, to be timely the Stockholder Notice must be so delivered not earlier than the 150th day prior to such annual meeting and not later than the later of the 120th day prior to such annual meeting or the 10th day following the day on which the date of such meeting is first publicly announced by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice has been given or with respect to which there has been a public announcement of the date of the meeting, commence a new time period (or extend any time period) for the giving of the Stockholder Notice.

(h)      An Eligible Stockholder must:

(i)      within five business days after the date of the Stockholder Notice, provide one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder owns, and has owned continuously, in compliance with this Section 3.04,

(ii)     include in the Schedule 14N filed with the SEC a statement certifying that it owns and continuously has owned the Required Shares for at least three years,

(iii)    file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the Corporation’s annual meeting of stockholders, one or more of the Corporation’s Directors or Director nominees or any Stockholder Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A or whether any exemption from filing is available for such solicitation or other communication under Exchange Act Regulation 14A, and

(iv)     as to any group of funds whose shares are aggregated for purposes of constituting an Eligible Stockholder, within five business days after the date of the Stockholder Notice, provide documentation reasonably satisfactory to the Corporation that demonstrates that the funds satisfy Section 3.04(b)(ii).

The information provided pursuant to this Section 3.04(h) shall be deemed part of the Stockholder Notice for purposes of this Section 3.04.

(i)       Within the time period prescribed in Section 3.04(g) for delivery of the Stockholder Notice, the Eligible Stockholder must also deliver to the Secretary at the principal executive offices of the Corporation a written representation and agreement (which shall be deemed part of the Stockholder Notice for purposes of this Section 3.04) signed by each Stockholder Nominee and representing and agreeing that such Stockholder Nominee:

(i)       is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a Director, will act or vote on any issue or question,

(ii)      is not and will not become a party to any agreement, arrangement, or understanding with any person with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a Director that has not been disclosed to the Corporation, and

(iii)     if elected as a Director, will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to Directors.

At the request of the Corporation, the Stockholder Nominee must promptly, but in any event within five business days after such request, submit (i) all completed and signed questionnaires required of the Corporation’s Directors, (ii) a written consent to the Corporation following such processes for evaluation as the Corporation follows in evaluating any other potential Board Nominee and (iii) such other information as the Corporation may reasonably request. The Corporation may request such additional information as necessary to permit the Board to determine if each Stockholder Nominee satisfies this Section 3.04.

(j)       In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 3.04.

Notwithstanding anything to the contrary contained in this Section 3.04, the Corporation may omit from its proxy materials any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:

(i)       the Eligible Stockholder or Stockholder Nominee breaches any of its respective agreements, representations, or warranties set forth in the Stockholder Notice (or otherwise submitted pursuant to this Section 3.04), any of the information in the Stockholder Notice (or otherwise submitted pursuant to this Section 3.04) was not, when provided, true, correct and complete, or the requirements of this Section 3.04 have otherwise not been met,

(ii)      the Stockholder Nominee is not independent under the listing standards of the principal U.S. exchange upon which the shares of the Corporation are listed, any applicable rules of the SEC, and the Corporation’s Standards for Assessing Director Independence,

(iii)     the Stockholder Nominee is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914,

(iv)     the Stockholder Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years,

(v)      a notice is delivered to the Corporation (whether or not subsequently withdrawn) under Section 3.03 of these By-Laws indicating that a stockholder intends to nominate any candidate for election to the Board, or

(vi)    the election of the Stockholder Nominee to the Board would cause the Corporation to be in violation of the Certificate, these By-Laws, or any applicable state or federal law, rule, or regulation or any applicable listing standard.

(k)      The maximum number of Stockholder Nominees that may be included in the Corporation’s proxy materials pursuant to this Section 3.04 shall not exceed the greater of (i) two or (ii) twenty percent (20%) of the number of Directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 3.04 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number below twenty percent (20%): provided, however, that this number shall be reduced by any (i) Stockholder Nominees whose name was submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 3.04 but either is subsequently withdrawn or that the Board decides to nominate as a Board nominee and (ii) any Stockholder Nominees elected to the Board at either of the two preceding annual meetings who are standing for reelection at the nomination of the Board. In the event that one or more vacancies for any reason occurs after the deadline in Section 3.04(g) for delivery of the Stockholder Notice but before the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the maximum number shall be calculated based on the number of Directors in office as so reduced. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 3.04 exceeds this maximum number, the Corporation shall determine which Stockholder Nominees shall be included in the Corporation’s proxy materials in accordance with the following provisions: each Eligible Stockholder (or in the case of a group, each group constituting an Eligible Stockholder) will select one Stockholder Nominee for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the Corporation each Eligible Stockholder disclosed as owned in its respective Stockholder Notice submitted to the Corporation. If the maximum number is not reached after each Eligible Stockholder (or in the case of a group, each group constituting an Eligible Stockholder) has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 3.04 is thereafter nominated by the Board, and thereafter is not included in the Corporation’s proxy materials or thereafter is not submitted for Director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 3.04), no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for Director election in substitution thereof.

(l)       Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these By-Laws or (ii) does not receive at least equal to twenty-five percent (25%) of the votes cast in favor of the Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 3.04 for the next two annual meetings.

(m)     The Board (and any other person or body authorized by the Board) shall have the power and authority to interpret this Section 3.04 and to make any and all determinations necessary or advisable to apply this Section 3.04 to any persons, facts or circumstances, including the power to determine (i) whether one or more stockholders or beneficial owners qualifies as an Eligible Stockholder, (ii) whether a Stockholder Notice complies with this Section 3.04 and has otherwise met the requirements of this Section 3.04, (iii) whether a Stockholder Nominee satisfies the qualifications and requirements in this Section 3.04, and (iv) whether any and all requirements of this Section 3.04 (or any applicable requirements of Section 3.03 of these By-Laws) have been satisfied. ~~Any such interpretation or determination adopted in good faith by the Board (or any other person or body authorized by the Board) shall be binding on all persons, including the Corporation and its stockholders (including any beneficial owners).~~ Notwithstanding the foregoing provisions of this Section 3.04, unless otherwise required by law or otherwise determined by the presiding officer of the meeting or the Board, if (i) the Eligible Stockholder or (ii) a qualified representative of the stockholder does not appear at the annual meeting of stockholders of the Corporation to present its Stockholder Nominee or Stockholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the Corporation. This Section 3.04 shall be the exclusive method for stockholders to include nominees for Director election in the Corporation’s proxy materials.

Section 3.05       Newly Created Directorships; Vacancies. Subject to the rights of holders of any class or series of Preferred Stock and unless otherwise required by the Certificate, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, and any Director so chosen shall hold office until the next annual meeting of stockholders at which Directors are elected and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.

Section 3.06       Resignation. Any Director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

Section 3.07       Meetings of the Board.

(a)      The Board may hold its meetings, both regular and special, either within or outside the State of Delaware, at such places as from time to time may be determined by the Board or as may be designated in the respective notices or waivers of notice thereof.

(b)      Regular meetings of the Board shall be held at such times and at such places as from time to time shall be determined by the Board.

(c)      The first meeting of each newly elected Board shall be held as soon as practicable after the annual meeting of the stockholders.

(d)      Special meetings of the Board shall be held whenever called by direction of the Chair of the Board or at the request of Directors constituting a majority of the number of Directors then in office.

(e)      Members of the Board or any Committee may participate in a meeting of the Board or such Committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and by any other means of remote communication permitted by applicable law, and such participation shall constitute presence in person at such meeting.

(f)       A regular meeting of the Board shall be held without other notice than this By-Law as soon as practicable after the annual meeting of stockholders. The Board may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution. Notice of any special meeting of the Board shall be given to each Director at such Director’s business or residence in writing by hand delivery, first-class or overnight mail or courier service, facsimile transmission or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five calendar days before such meeting. If by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least 24 hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 12 hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least 12 hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting. Any and all business may be transacted at any meeting of the Board. No notice of any adjourned meeting need be given. No notice to or waiver by any Director shall be required with respect to any meeting at which the Director is present except when such Director attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

Section 3.08       Quorum and Action. Except as otherwise expressly required by the Certificate, these By-Laws or applicable law, at any meeting of the Board, the presence of at least a majority of the number of Directors fixed pursuant to these By-Laws shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. Unless otherwise provided by applicable law, the Certificate or these By-Laws, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be necessary for the approval and adoption of any resolution or the approval of any act of the Board.

Section 3.09       Presiding Director and Secretary of Meeting. The Chair of the Board or, in the absence of the Chair of the Board, the Lead Director, or in the absence of the Chair of the Board and the Lead Director, a member of the Board selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the presiding Director may appoint a secretary of the meeting.

Section 3.10       Action by Consent without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any Committee may be taken without a meeting if all of the Directors or members of such Committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or such Committee.

Section 3.11       Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board, fixed fees and other compensation for their services as Directors, including, without limitation, their services as members of a Committee.

Section 3.12       Committees and Powers. The Board may designate one or more Committees, which shall consist of two or more Directors. Any such Committee may to the extent permitted by applicable law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. A Committee may not (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of Directors) expressly required by law to be submitted to stockholders for approval or (ii) adopt, amend or repeal any bylaw of the corporation. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such Committee. Nothing herein shall be deemed to prevent the Board from appointing one or more Committees consisting in whole or in part of persons who are not Directors; provided, however, that no such Committee shall have or may exercise any authority of the Board.

Section 3.13       Meetings of Committees. Regular meetings of any Committee may be held without notice at such time and at such place, within or outside the State of Delaware, as from time to time shall be determined by such Committee. The Chair of the Board, the Board or the Committee by vote at a meeting, or by two members of any Committee in writing without a meeting, may call a special meeting of any such Committee by giving notice to each member of the Committee in the manner provided for in Section 3.06(f) of these By-Laws. Unless otherwise provided in the Certificate, these By-Laws or by applicable law, neither business to be transacted at, nor the purpose of, any regular or special meeting of any such Committee need be specified in the notice or any waiver of notice.

Section 3.14       Quorum of Committee; Manner of Action. At all meetings of any Committee a majority of the total number of its members shall constitute a quorum for the transaction of business. Except in cases in which it is by applicable law, by the Certificate, by these By-Laws, or by resolution of the Board otherwise provided, a majority of such quorum shall decide any questions that may come before the meeting. In the absence of a quorum, the members of the Committee present by majority vote may adjourn the meeting from time to time, without notice other than by verbal announcement at the meeting, until a quorum shall attend. A Committee may also act by the written consent of all members thereof although not convened in a meeting provided that such written consent is filed with the minute books of the Committee.

ARTICLE IV
Officers

Section 4.01       Elected Officers. The elected officers of the Corporation (the “Elected Officers”) shall consist of the Chief Executive Officer and such other officers as the Board may designate as Elected Officers from time to time. Any two or more offices may be held simultaneously by the same person, except as otherwise expressly prohibited by applicable law. The Board may elect a Lead Director from among the independent (as such term is defined by applicable SEC or self-regulatory organization rule or regulation) members of the Board. Elected Officers shall have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board or by any Committee. The Board or the Chief Executive Officer may from time to time appoint such other officers (including one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents Assistant Secretaries, Assistant Treasurers and Assistant Controllers), as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these By-Laws or, to the extent consistent with these By-Laws, as may be prescribed by the Board or the Chief Executive Officer. The Corporation shall maintain a Chief Executive Officer, a President, a Secretary, a Treasurer and a Controller and such other officers as the Board may deem proper.

Section 4.02       Election and Term of Office. Elected Officers of the Corporation shall be elected by the Board at such times as the Board may deem necessary. Officers who are not Elected Officers may be elected from time to time by the Board or appointed by the Chief Executive Officer. Each officer shall hold office until such person’s successor shall have been duty elected and shall have qualified or until such person’s death or until he or she shall resign or shall be removed pursuant to Section 4.11 of these By-Laws.

Section 4.03       (Intentionally omitted.)

Section 4.04       Chief Executive Officer. The Chief Executive Officer shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to such person’s office which may be required by law and all such other duties as are properly required of the Chief Executive Officer by the Board. The Chief Executive Officer shall report to the Board. The Chief Executive Officer shall, in the absence or inability to act of the Chair of the Board and the Lead Director (if elected), preside at all meetings of stockholders.

Section 4.05       President. The President shall act in a general executive capacity and shall assist the Chief Executive Officer and the Chair of the Board, if so designated by the Board, in the administration and operation of the Corporation’s business and general supervision of its policies and affairs.

Section 4.06       Vice Presidents. The Executive Vice Presidents, the Senior Vice Presidents and the Vice Presidents shall have such powers and duties as may be prescribed for them, respectively, by the Board or the Chief Executive Officer. Each of such officers shall report to the Chief Executive Officer or such other officer as the Chief Executive Officer shall direct or to the Chair of the Board, if so designated by the Board.

Section 4.07       Secretary. The Secretary shall attend all meetings of the stockholders and of the Board, shall keep a true and faithful record thereof in proper books and shall have the custody and care of the corporate seal, records, minute books and stock books of the Corporation and of such other books and papers as in the practical business operations of the Corporation shall naturally belong in the office or custody of the Secretary or as shall be placed in the Secretary’s custody by order of the Board. The Secretary shall cause to be kept a suitable record of the addresses of stockholders and shall, except as may be otherwise required by statute or these By- Laws, sign and issue all notices required for meetings of stockholders or of the Board. The Secretary shall sign all papers to which the Secretary’s signature may be necessary or appropriate, shall affix and attest the seal of the Corporation to all instruments requiring the seal, shall have the authority to certify the By-Laws, resolutions of the stockholders and the Board and other documents of the Corporation as true and correct copies thereof and shall have such other powers and duties as are commonly incidental to the office of Secretary and as may be assigned to him or her by the Board or the Chief Executive Officer.

Section 4.08       Treasurer. The Treasurer shall have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation; cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositories as shall be selected in accordance with resolutions adopted by the Board; cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositories of the Corporation, and cause to be taken and preserved proper vouchers for all moneys disbursed; render to the proper officers and to the Board and any duly constituted committee of the Board responsible for financial matters, whenever requested, a statement of the financial condition of the Corporation and of all his or her transactions as Treasurer; cause to be kept at the principal executive offices of the Corporation correct books of account of all its business and transactions; and, in general, perform all duties incident to the office of Treasurer and such other duties as are given to him or her by the By-Laws or as may be assigned to him or her by the Chief Executive Officer or the Board.

Section 4.09       Controller. The Controller shall be the chief accounting officer of the Corporation; shall keep full and accurate accounts of all assets, liabilities, commitments, revenues, costs and expenses, and other financial transactions of the Corporation in books belonging to the Corporation, and conform them to sound accounting principles with adequate internal control; shall cause regular audits of these books and records to be made; shall see that all expenditures are made in accordance with procedures duly established, from time to time, by the Corporation; shall render financial statements upon the request of the Board; and, in general, shall perform all the duties ordinarily connected with the office of Controller and such other duties as may be assigned to him or her by the Chief Executive Officer or the Board.

Section 4.10       Assistant Secretaries, Assistant Treasurers and Assistant Controllers. Assistant Secretaries, Assistant Treasurers and Assistant Controllers, when elected or appointed, shall respectively assist the Secretary, the Treasurer and the Controller in the performance of the respective duties assigned to such principal officers, and in assisting such principal officer, each of such assistant officers shall for such purpose have the powers of such principal officer; and, in case of the absence, disability, death, resignation or removal from office of any principal officer, such principal officer’s duties shall, except as otherwise ordered by the Board, temporarily devolve upon such assistant officer as shall be designated by the Chief Executive Officer.

Section 4.11       Removal. Any officer or agent may be removed by the affirmative vote of a majority of the Directors then in office whenever, in their judgment, the best interests of the Corporation would be served thereby. In addition, any officer or agent appointed by the Chief Executive Officer may be removed by the Chief Executive Officer whenever, in his or her judgment, the best interests of the Corporation would be served thereby. Any removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.12       Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board. Any vacancy in an office appointed by the Chief Executive Officer because of death, resignation or removal may be filled by the Chief Executive Officer.

ARTICLE V
Indemnification

Section 5.01       Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 5.03 of these By-Laws, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a Director or officer of the Corporation, or is or was a Director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 5.02       Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 5.03 of these By-Laws, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a Director or officer of the Corporation, or is or was a Director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 5.03       Authorization of Indemnification. Any indemnification under this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former Director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 5.01 or Section 5.02 of these By-Laws, as the case may be. Such determination shall be made, with respect to a person who is a Director or officer at the time of such determination, (i) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum, or (iii) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. Such determination shall be made, with respect to former Directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former Director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 5.04       Good Faith Defined. For purposes of any determination under Section 5.03 of these By-Laws, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 5.04 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 5.01 or Section 5.02 of these By-Laws, as the case may be.

Section 5.05       Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 5.03 of these By-Laws, and notwithstanding the absence of any determination thereunder, any Director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 5.01 or Section 5.02 of these By-Laws. The basis of such indemnification by a court shall be a determination by such court that indemnification of the Director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 5.01 or Section 5.02 of these By-Laws, as the case may be. Neither a contrary determination in the specific case under Section 5.03 of these By-Laws nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5.05 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the Director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 5.06       Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred by a Director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article V. Such expenses (including attorneys’ fees) incurred by former Directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 5.07       Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate, these By-Laws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 5.01 and Section 5.02 of these By- Laws shall be made to the fullest extent permitted by law. The provisions of this Article V shall not be deemed to preclude the indemnification of any person who is not specified in Section 5.01 or Section 5.02 of these By-Laws but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section 5.08       Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director or officer of the Corporation, or is or was a Director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article V.

Section 5.09       Certain Definitions. For purposes of this Article V, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article V shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article V, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article V.

Section 5.10       Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 5.11       Limitation on Indemnification. Notwithstanding anything contained in this Article V to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5.05 of these By-Laws), the Corporation shall not be obligated to indemnify any Director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board.

Section 5.12       Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation and employees or agents of the Corporation that are or were serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, similar to those conferred in this Article V to Directors and officers of the Corporation.

ARTICLE VI
Capital Stock

Section 6.01        Stock Certificates. The shares of the Corporation shall be represented by certificates; provided, that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. If shares are represented by certificates, each certificate shall be signed by any two officers of the Corporation. In addition, such certificates may be signed by a transfer agent of a registrar (other than the Corporation itself) and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures on such certificates may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of its issuance.

Each certificate representing shares shall state upon the face thereof: the name of the Corporation; that the Corporation is organized under the laws of Delaware; the name of the person or persons to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate or a statement that the shares are without par value.

Section 6.02       Record Ownership. A record of the name of the person, firm or corporation and address of such holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Corporation’s books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any person, whether or not it shall have express or other notice thereof, except as otherwise expressly required by applicable law.

Section 6.03       Transfer of Record Ownership. Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person’s attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

Section 6.04       Transfer Agent; Registrar; Rules Respecting Certificates.
The Corporation shall maintain one or more transfer offices or agencies (which may include the Corporation) where stock of the Corporation shall be transferable. The Corporation shall also maintain one or more registry offices (which may include the Corporation) where such stock shall be registered. The Board may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates in accordance with applicable law.

Section 6.05       Lost, Stolen or Destroyed Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board or any financial officer may in its or such person’s discretion require. A new certificate may be issued without requiring any bond if the Board or such financial officer so determines.

ARTICLE VII
Contracts, Checks and Drafts, Deposits and Proxies

Section 7.01       Contracts. The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

Section 7.02       Checks and Drafts. All checks, drafts or other orders for the payment of money, issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by the Board.

Section 7.03       Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as may be selected by or under the authority of the Board.

Section 7.04       Proxies. Unless otherwise provided by the Board, the Chair of the Board, the Chief Executive Officer, the President or any Executive Vice President, Senior Vice President or Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

ARTICLE VIII
General Provisions

Section 8.01       Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate, if any, may be declared by the Board at any regular or special meeting of the Board (or any action by written consent in lieu thereof in accordance with Section 3.09 of these By-Laws), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board may modify or abolish any such reserve.

Section 8.02      Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December of such year.

Section 8.03       Seal. The corporate seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board, the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware”. The corporate seal may be used by causing it or a facsimile thereof to be impressed or reproduced or otherwise.

Section 8.04       Waivers of Notice. Whenever any notice is required by applicable law, the Certificate or these By-Laws, to be given to any Director, member of a Committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders or any regular or special meeting of the Board or members of a Committee need be specified in any written waiver of notice unless so required by law, the Certificate or these By-Laws.

Section 8.05       Exclusive Forum for Adjudication of Disputes.

(a)      Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for:

(i)       any derivative action or proceeding brought on behalf of the Corporation,

(ii)      any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders,

(iii)     any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Amended and Restated Certificate of Incorporation, or these By-Laws (in each case, as may be amended from time to time), or

(iv)     any action asserting a claim governed by the internal affairs doctrine that is not included in (i), (ii) or (iii) of this Section 8.05(a),

in all cases subject to one of the courts having personal jurisdiction over the indispensable parties named as defendants.

If any action the subject matter of which is within the scope of this Section 8.05(a) is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) by or in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the provisions of this Section 8.05(a) and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.

(b)      Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act of 1933, as amended.

(c)      Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 8.05.

ARTICLE IX
Amendment of By-Laws

Section 9.01       Amendment. Except as otherwise expressly provided in the Certificate, these By-Laws, or any of them, may from time to time be supplemented, amended or repealed, or new By-Laws may be adopted, by the Board at any regular or special meeting of the Board, if such supplement, amendment, repeal or adoption is approved by a majority of the entire Board or action by written consent of all the Directors.

Section 9.02       Entire Board of Directors. As used in this Article IX and in these By-Laws generally, the term “entire Board” means the total number of Directors which the Corporation would have if there were no vacancies.

ARTICLE X
Emergency Provisions

Section 10.01     General. The provisions of this Article X shall be operative only during any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, including, but not limited to, an epidemic or pandemic, and a declaration of a national emergency by the United States government, or other similar emergency condition, irrespective of whether a quorum of the Board or a standing committee thereof can readily be convened for action. Said provisions in such event shall override all other By-Laws of the Corporation in conflict with any provisions of this Article X and shall remain operative during such emergency, but thereafter shall be inoperative; provided, that all actions taken in good faith pursuant to such provisions shall thereafter remain in full force and effect unless and until revoked by action taken pursuant to the provisions of the By-Laws other than those contained in this Article X.

Section 10.02      Unavailable Directors. All Directors who are not available to perform their duties as Directors by reason of physical or mental incapacity or for any other reason or who are unwilling to perform their duties or whose whereabouts are unknown shall automatically cease to be Directors, with like effect as if such persons had resigned as Directors, so long as such unavailability continues.

Section 10.03      Authorized Number of Directors. The authorized number of Directors shall be the number of Directors remaining after eliminating those who have ceased to be Directors pursuant to Section 10.02 of these By-Laws, or the minimum number required by applicable law, whichever number is greater.

Section 10.04      Quorum. The number of Directors necessary to constitute a quorum shall be one-third of the authorized number of Directors as specified in Section 10.03 of these By-Laws, or such other minimum number as, pursuant to the law or lawful decree then in force, it is possible for the by-laws of a corporation to specify.

Section 10.05     Creation of Emergency Committee. In the event the number of Directors remaining after eliminating those who have ceased to be Directors pursuant to Section 10.02 of these By-Laws is less than the minimum number of authorized Directors required by law, then until the appointment of additional Directors to make up such required minimum, all the powers and authorities which the Board could by law delegate, including all powers and authorities which the Board could delegate to a Committee, shall be automatically vested in an emergency committee, and the emergency committee shall thereafter manage the affairs of the Corporation pursuant to such powers and authorities and shall have all other powers and authorities as may by law or lawful decree be conferred on any person or body of persons during a period of emergency.

Section 10.06     Constitution of Emergency Committee. The emergency committee shall consist of all the Directors remaining after eliminating those who have ceased to be Directors pursuant to Section 10.02 of these By-Laws, provided, that such remaining Directors are not less than three in number. In the event such remaining Directors are less than three in number, the emergency committee shall consist of three persons, who shall be the remaining Director or Directors and either one or two officers or employees of the Corporation, as the remaining Director or Directors may in writing designate. If there is no remaining Director, the emergency committee shall consist of the three most senior officers of the Corporation who are available to serve, and if and to the extent that officers are not available, the most senior employees of the Corporation. Seniority shall be determined in accordance with any designation of seniority in the minutes of the proceedings of the Board, and in the absence of such designation, shall be determined by rate of remuneration.

Section 10.07     Powers of Emergency Committee. The emergency committee, once appointed, shall govern its own procedures and shall have power to increase the number of members thereof beyond the original number, and in the event of a vacancy or vacancies therein, arising at any time, the remaining member or members of the emergency committee shall have the power to fill such vacancy or vacancies. In the event at any time after its appointment all members of the emergency committee shall die or resign or become unavailable to act for any reason whatsoever, a new emergency committee shall be appointed in accordance with the foregoing provisions of this Article X.

Section 10.08     Directors Becoming Available. Any person who has ceased to be a Director pursuant to the provisions of Section 10.02 of these By-Laws and who thereafter becomes available to serve as a Director shall automatically become a member of the emergency committee.

Section 10.09     Election of Board of Directors. The emergency committee shall, as soon after its appointment as is practicable, take all requisite action to secure the election of Directors, and upon such election all the powers and authorities of the emergency committee shall cease.

Section 10.10     Termination of Emergency Committee. In the event, after the appointment of an emergency committee, a sufficient number of persons who ceased to be Directors pursuant to Section 10.02 of these By-Laws become available to serve as Directors, so that if they had not ceased to be Directors as aforesaid, there would be sufficient Directors to constitute the minimum number of Directors required by law, then all such persons shall automatically be deemed to be reappointed as Directors and the powers and authorities of the emergency committee shall terminate.

Section 10.11     Nonexclusive Powers. The emergency powers provided in this Article X shall be in addition to any powers provided by applicable law.